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                                                                    EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000, (except with respect to paragraph 4 of Note 4, as to which the date is March 10, 2000, and Note 9, as to which the date is March 13, 2000) included in Aspect Development, Inc.'s Form 10-K for the year ended December 31, 1999.


                                                         /s/ ARTHUR ANDERSEN LLP

San Jose, California
August 15, 2001